UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2013

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

As reported below in Item 5.07, on August 22, 2013, QLogic Corporation (“QLogic”) held its annual meeting of stockholders, at which QLogic’s stockholders approved an amendment to the QLogic Corporation 2005 Performance Incentive Plan (the “Performance Incentive Plan”) to extend the performance-based award feature to June 8, 2015. No changes were made to the share limit or other provisions of the Performance Incentive Plan. In addition, QLogic’s stockholders approved amendments to the QLogic Corporation 1998 Employee Stock Purchase Plan (the “ESPP”) to increase the maximum number of shares of common stock available for sale under the ESPP by three million (3,000,000) shares and to extend the term of the ESPP until May 23, 2023. The amendments to the Performance Incentive Plan and the ESPP (i) were approved by QLogic’s Board of Directors (the “Board”) on May 23, 2013, subject to approval by QLogic’s stockholders at QLogic’s 2013 annual meeting of stockholders, and (ii) became effective with such stockholder approval on August 22, 2013. QLogic’s executive officers are eligible to participate in the Performance Incentive Plan and the ESPP.

A copy of the Performance Incentive Plan was filed as Exhibit 10.1 of QLogic’s Current Report on Form 8-K filed with the SEC on August 21, 2009 and is incorporated herein by reference. A copy of the ESPP is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

QLogic held its annual meeting of stockholders (the “Annual Meeting”) on August 22, 2013 in Aliso Viejo, California. At the Annual Meeting, QLogic’s stockholders voted upon the following five proposals and cast their votes as described below.

Proposal 1

QLogic’s stockholders elected the seven individuals listed below to the Board, to serve on the Board until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast.

DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
H.K. Desai	67,033,155	1,705,179	71,888	13,169,983
Balakrishnan S. Iyer	52,034,947	16,710,441	64,834	13,169,983
Christine King	66,673,460	2,074,822	61,940	13,169,983
Kathryn B. Lewis	60,295,054	8,457,706	57,462	13,169,983
D. Scott Mercer	61,284,045	7,463,275	62,902	13,169,983
George D. Wells	61,032,829	7,709,274	68,119	13,169,983
William M. Zeitler	66,666,441	2,081,756	62,025	13,169,983

Proposal 2

Proposal 2 was to approve an amendment to the QLogic Corporation 2005 Performance Incentive Plan, as amended, to extend the performance-based award feature. This proposal was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
63,664,102	5,040,254	105,866	13,169,983

Proposal 3

Proposal 3 was to approve amendments to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended, to extend the term of the plan and increase the aggregate share limit. This proposal was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
65,774,575	2,958,148	77,499	13,169,983

Proposal 4

Proposal 4 was an advisory vote to approve executive compensation, as described in the proxy materials. This proposal was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
64,704,731	3,907,931	197,560	13,169,983

Proposal 5

Proposal 5 was the ratification of the appointment of KPMG LLP as QLogic’s independent registered public accounting firm for the fiscal year ending March 30, 2014, as described in the proxy materials. This proposal was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
73,101,906	8,712,614	165,685

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	QLogic Corporation 1998 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

August 23, 2013	/s/ Jean Hu
Jean Hu
Interim Chief Executive Officer,
Senior Vice President and
Chief Financial Officer